PROSPECTUS and				PRICING SUPPLEMENT NO. 16
PROSPECTUS SUPPLEMENT, each		effective at 10:58 AM ET
Dated September 3, 1996			Dated February 3 1997
CUSIP: 24422EHM4				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $448,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				6 February 1997

Maturity Date:					5 February 1999

Principal Amount:					$25,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						0 Basis Points

Initial Interest Determination Date:	4 February 1997

Day Count Convention:				Actual/360

Interest Reset Dates:			      Quarterly on the fifth
of February, May, August
& November commencing on
the Date of Issue.

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the fifth
of February, May, August
& November commencing on
 							May 5, 1997.

Redemption Provisions:				None

Plan of Distribution:				Merrill Lynch & Co.
has purchased the Senior Notes
as principal at a purchase
price of 100% of the
aggregate principal amount
of the Senior Notes.


Merrill Lynch & Co.
r:finance\mtn\jdccflglibor.doc